Exhibit 99.1
MedAvail To Report 2021 Fourth Quarter and Full Year Financial Results on March 24, 2022

MISSISSAUGA, Ontario and PHOENIX, Ariz. – March 10, 2022 – MedAvail Holdings, Inc. (Nasdaq: MDVL) (“MedAvail”) a technology-enabled pharmacy company, today announced it will report financial results for the full year and fourth quarter of 2021 on Thursday, March 24, 2022, after market close. MedAvail management will be webcasting a corresponding conference call beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time.

Live audio of the webcast will be available on the “Investor Relations” section of MedAvail’s website at: https://investors.medavail.com. The webcast will be archived and available for replay after the event.

About MedAvail
MedAvail Holdings, Inc. (NASDAQ: MDVL) is a technology-enabled pharmacy organization, providing turnkey in-clinic pharmacy services through its proprietary robotic dispensing platform, the MedAvail MedCenter, and home delivery operations, to Medicare clinics. MedAvail helps patients to optimize drug adherence, resulting in better health outcomes. Learn more at www.medavail.com.

About SpotRx
SpotRx places control of the pharmacy experience back in the hands of consumers. SpotRx is a telehealth platform that delivers remote pharmacist consultations through an on-site dispensing kiosk, supplemented with home delivery capability.

Contacts:

Investor Relations
Caroline Paul
Gilmartin Group
ir@medavail.com
SOURCE MedAvail Holdings, Inc.